                                                                     EXHIBIT 6.4





S3875717

025717 CINAB UF
492500377 DBAG


01 MARCH, 2000

OUR TLX REF: DB-0191-0300


FROM           :    DEUTSCHE BANK AG, MAIN OFFICE      ------------------------
                    TAUNUSANLAGE 12                       DEUTSCHE BANK [/]
                    60262 FRANKFURT, GERMANY             /S/
                                                         FRANKFURT, GERMANY
                                                       ------------------------

TO             :    CITY NATIONAL BANK
                    9 EXECUTIVE CIRCLE
                    IRVINE, CA 92614
                    U.S.A.


ATTENTION      :    MS. DANA DE FILIPPO
                    TEL. NO. +949 862-7006
                    MR. JACK A. VIGIL (INT'L DEPT.)
                    TEL. NO. +213 347-2348


RE   ACCOUNT NAME   :    TRADE DIRECT CORP.
     ACCOUNT NO.    :    402-114010
     FOR FURTHER BENEFIT OF   :    YARC SYSTEMS INC.
     ADDRESS                  :    13960 MILTON AVE. SUITE 302
                                   WESTMINSTER, CA 92683
                                   U.S.A.

01.03.00  TEST: 59218 FOR AMT USD10,000,000.00. TEST IS BETWEEN
          ABN-AMRO BANK, AMSTERDAM, THE NETHERLANDS AND OUR BANK.

-------------------------------------------------------------------------------

W/OUT ANY RESP N LIAB ON YR PART, PLS INFORM YR ABOVE REFERENCED CLIENT THAT WE HAVE TODAY ISSUED IN THEIR FAVOUR OUR FOLLOWING STANDBY LETTER OF CREDIT:

                                LETTER OF CREDIT
                                ----------------

LETTER OF CREDIT NO.          :    DB-0855-02-00SLC
AMOUNT                        :    USD10,000,000.00 (UNITED STATES DOLLARS
                                   TEN MILLION)
DATE OF ISSUE                 :    O1 MARCH, 2000
DATE OF MATURITY              :    01 MARCH, 2001
DATE OF EXPIRY                :    16 MARCH, 2001

WE, THE UNDERSIGNED, HEREBY OPEN OUR UNCONDITIONAL, IRREVOCABLE, TRANSFERABLE AND CONFIRMED LETTER OF CREDIT IN FAVOUR OF TRADE DIRECT CORP. FOR FURTHER BENEFIT OF YARC SYSTEMS INC. OR ASSIGNS, FOR THE AMOUNT OF USD10,000,000.00 (UNITED STATES DOLLARS TEN MILLION) DUE IN ONE YEAR FROM THE DATE OF ISSUE.

PAYMENT IS AVAILABLE UPON BENEFICIARY'S FIRST WRITTEN DEMAND

VIA TESTED TELEX, DEMAND HEREUNDER MUST BE MARKED 'DRAWN UNDER
LETTER OF CREDIT NO. DB-0855-02-00SLC DATED 01 MARCH, 2000'.

WE ENGAGE WITH YOU THAT DEMAND DRAWN UNDER AND IN COMPLIANCE WITH
THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONOURED ON DUE
PRESENTATION TO US.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), I.C.C. PUBLICATION NO. 500.

THIS IS A CABLE OPERATIVE INSTRUMENT. ALL CHARGES ARE FOR THE
ACCOUNT OF THE APPLICANT.


REGARDS,
DEUTSCHE BANK AG, MAIN OFFICE
FRANKFURT, GERMANY


(SGD)     ROLF-E. BREUER      -    MANAGING DIRECTOR
(SGD)     JOSEF ACKERMANN     -    DIRECTOR



****                                            ----------------------
NNNN                                              DEUTSCHE BANK [/]
                                                   /S/
                                                  FRANKFURT, GERMANY
                                                ----------------------
192500377 DBAG
825717 CINAB UF                                        01 MAR 2000

FRI, 03-MAR-00  13:03



23825717+

826717 CINAB UF                                           CONFIRMATION
492600381 ABNA


03 MARCH, 2000



TO             :    CITY NATIONAL BANK                  --------------------
                    9 EXECUTIVE CIRCLE                   [LOGO]  ABN - AMRO
                    IRVINE, CA 92614                      /S/
                    U.S.A.                                    AMSTERDAM
                                                        --------------------
ATTENTION      :    MS. DANA DE FILIPPO
                    MR. JACK A. VIGIL (INT'L DEPT.)

FROM           :    ABN AMRO BANK N.V., HEAD OFFICE
                    AMSTERDAM, THE NETHERLANDS

RE   ACCOUNT NAME   :    TRADE DIRECT CORP.
     ACCOUNT NO.    :    402-114010
     FOR FURTHER BENEFIT OF   :    YARC SYSTEMS INC.

SUBJECT:  TEST 59218 FOR AMT USD10,000,000.00 DD 01.03.2000
          BETWEEN OURSELVES AND DEUTSCHE BANK AG, FRANKFURT

--------------------------------------------------------------------------------

W/OUT ANY RESP N LIAB ON OUR PART, PLS BE ADVISED THAT THE ABOVE SUBJECT MATTER PERTAINING TO A LETTER OF CREDIT NO. DB-0855-02-00SLC WAS DULY TESTED, VALIDATED AND AUTHENTICATED CORRECT TO BE MEANT FOR YOUR ACTION.



REGARDS,

GLOBAL TESTKSY OPERATIONS/ADMIN


VVVV                                                 ------------------------
                                                        [LOGO] ABN - AMRO
                                                         /S/
                                                             AMSTERDAM
                                                     ------------------------
482500381 ABNA
*
825717 CINAB UF                                              03 MAR 2000